Exhibit 3.234

THE COMPANIES ACT COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF ROWAN OFFSHORE (GIBRALTAR) LIMITED 1. The name of the Company is Rowan Offshore (Gibraltar) limited. 2. The registered office of the Company will be situate in Gibraltar. 3. The objects for which the Company is established are:- (1) To do all such things as are lawful to be done by a Company registered under the Companies Act of Gibraltar. (2) To establish, maintain, support and operate shipping and drilling services including both offshore exploratory and development drilling, testing and completing, working over, side tracking and deepening of wells and all ancillary services and for these purposes or as independent undertakings, to import, export to and from any part of the world, purchase, take in exchange, charter, hire, build, construct, or otherwise acquire, and to own, work, manage, man, provide or contract personnel, contract and trade with mobile offshore drilling platforms, motor and other vehicles, steam, sailing, motor and other ships, trawlers, drifters, tugs and vessels, and aircraft with all necessary and convenient equipment, engines, tackle, gear, furniture and stores, or any shares or interest in platforms, rigs, ships, vessels, aircraft, motor and other vehicles, including shares, stocks or securities of companies possessed of or interested in any platforms, rigs, ships, aircraft or vehicles and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the platforms, rigs, ships, vessels, aircraft and vehicles, shares, stock and securities or any of the engines, tackle, gear, furniture, equipment and stores of the Company. (3) To undertake and carry on all or any of the trade and businesses of shippers, ship owners, ship brokers, shipping agents and insurance brokers, underwriters, ship managers, tug owners, loading brokers, freight contractors, carriers by land, air and water, transport, haulage and general contractors, barge owners, lightermen, railway and forwarding agents, dock owners, engineers, ice merchants, refrigerators, store keepers, ships1 store merchants, ships' husbands, stevedores, warehousemen, wharfingers, salvors, ship builders, ship repairers, manufacturers of and dealers in rope, tarpaulins, waterproofs, machinery, engines, nautical instruments and ships' rigging, gear, fittings and equipment of every description, importers and exporters of and dealers in goods, provisions, live and dead stock, commodities, articles, chattels, merchandise and property of every kind.

(4) To carry on business throughout the worfd as advisers, consultants, capitalists, financiers, concessionaires and merchants and to undertake and carry on and execute and advise others for profit or otherwise to invest in and manage for others all kinds of financial, commercial, trading and other operations; to guarantee the banking account, obligations and contracts of any person, firm or company with or without consideration and to give all kinds of guarantees, indemnities and third party securities; to act as manager, nominee, trustee, agent, factor, broker, executor, administrator, receiver for or otherwise on behalf of companies, corporations, firms or persons, whether gratuitously or for reward and to carry out controlled activities and perform financial services whether regulated or otherwise, and to act as a nolding company, to hold, subscribe for, purchase, underwrite, acquire, sell and deal in shares, stocks, funds, debentures and debenture stocks or other obligations of any government, authority, body of persons, company or corporation, and to hold, purchase or acquire, sell and deal in mortgages, negotiable instruments, obligations and property of every kind and any options or_rights in respect thereof. (5) To carry on business throughout the world and to act as manufacturers, merchants, traders, commission agents, carriers, or in any other capacity, and to import, export, buy, sell, barter, exchange, pledge, make advances upon, or otherwise deal in commodities, goods, produce, articles, and merchandise of all kinds, both wholesale and retail, and to transact every kind of marketing and agency business and generally to engage in any business or transaction which may seem to the Company directly or indirectly conducive to its interests and to carry out all types of research. (6) To purchase for investment or resale and to traffic in land and house and other property of any tenure and any interest therein and create, sell and deal in freehold and leasehold ground rents, and to make advances upon security of land or house or other property or any interest therein and generally to deal in, traffic by way of sale, lease, exchange or otherwise with land or house property and any other property whether real or personal anywhere in the world; to develop and turn to account any land acquired by the Company or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others. (7) To undertake and carry on the business of accident, employers' liability, fidelity guarantee, third party, burglary or theft, fire, tife, marine, storm, vehicle, plate glass and mortgage or other investment insurance, or any of them, and to transact all or any other kinds of insurances and carry on all or any class of insurance business. (8) To carry on business as insurers, insurance managers, brokers and agents, and underwriting agents in all classes of insurance and reinsurance and as insurance advisers, pensions advisors, and consultant assessors, valuers, surveyors and average adjusters and mortgage brokers, and to undertake the provisions of hire purchase and credit sale finance and to act as factors.

(9) To carry on the business of a telephone, telegraph, cable and wireless communications company and to establish, work, manage, sell, hire out and maintain telephone exchanges, cable communications, telegraph offices and radio and television receiving and transmitting stations and any other application of information or communication technology whether involving sounds, visual images, electrical impulses or otherwise. (10) To carry on electronic trade and e-commerce and to carry on business as internet service providers and web-site designer, to design, create and market e commerce systems and e-commerce planning and marketing services, to provide graphic design and animation and consultancy services in web-enabling software, date collection and web-writing. (11) To carry on the business of designing, manufacturing, selling, hiring out, leasing, buying, installing, maintaining, repairing and operating computer hardware and software and accessories of all kinds, recording instruments and electronics, electrical and mechanical apparatus, equipment and fittings of all kinds whatsoever. To purchase or otherwise acquire, construct, maintain and deal with land, submarine and earth satellite telegraphs (including all · other electrical, electronic or other apparatus for transmitting message or information by any means) and also lands, works, buildings and apparatus in any part of the world. (12) To manage, establish and maintain or procure the establishment and maintenance of any share option or share incentive or profit sharing schemes or trusts or any non-contributory or contributory pension or superannuation schemes or funds for the benefit of, and to make or give or procure the making or giving of loans, donations, gratuities, pensions, allowances or emoluments whether in money or moneys worth to, or to trustees on behalf of, any persons who are or were at any time in the employment or service of the company, or of any company which is a subsidiary of the company or is allied to or associated with the company or with any such subsidiary company or who are or were at any time directors or officers of the company or of any such other company as aforesaid, or any persons in whose welfare the company or any such other company as aforesaid is or has been at any time interested, and the wives, husbands, widows, widowers, families and dependants of any such persons. (13) To establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid. (14) To invest the capital and other moneys of the Company in the purchase or upon the security of shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and securities of any kind fssued or guaranteed by any Company, Corporation or undertaking of whatever nature and wheresoever constituted or carrying on business, and shares, stocks, debentures, debenture stock, bonds, mortgages, obligations and other securities issued or guaranteed by any Government, Sovereign Ruler, Commissioners, Trust, Municipal, Local or other authority or body of whatever nature anywhere in the world.

(15) To invest money in such manner as may from time to time be thought proper to negotiate loans of every description and to vary the investments of the Company and to open, operate and close accounts with banks or other financial institutions. (16) To carry on business as tourist agents and contractors and to promote the provision of conveniences of all kinds in the way of through tickets, circular tickets, sleeping cars or berths, reserved places, hotel and lodging accommodation, guides, safe deposits, enquiry bureaux, libraries, lavatories, reading rooms, baggage transport and otherwise. (17) To carry on business as hotels keepers, lodging house and restaurant keepers, transport agents, insurance agents, bankers and innkeepers. (18) To carry on business of proprietors of docks, wharves, jetties, piers and stores, dredgers, tug owners, manufacturers, merchants, traders, commission agents, shipowners, carriers or in any other capacity in any part of the world, and to manufacture, produce, import, export, buy, sell, charter, exchange, pledge, make advances upon or otherwise deal in goods· , produce, articles and merchandise. (19) To acquire by purchase, exchange or otherwise, either for an estate in fee simple or for any less estate or interest, whether in possession or in reversion and whether vested or contingent, lands, houses, buildings, · tenements and premises of any tenure whether subject or not to any charges or encumbrances, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any of such lands, houses, buildings, tenements and premises. (20) To construct, erect and maintain either by the Company or other parties, sewers, roads, streets, works, buildings, houses, flats, shops and all other works erection and things of any description whatsoever, either upon the lands acquired by the Company or upon other property of the Company. (21) To let on lease any such premises or parts thereof and to provide such facilities for the occupiers or tenants thereof as are commonly provided in residential flats, businesses, offices or hotels. (22) To remunerate any person, firm or company rendering services to the Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or part or otherwise as may be thought expedient. (23) To sell, let, lease, grant licences, easements and other rights over and in any other manner, dispose of or deal with the whole or any part of the undertaking property, assets, rights, effects, and business of the Company for such consideration as may be thought fit and in particular for a rent or rents or stock, shares, debentures, debenture stock or other obligations of any other Company. (24) To purchase or otherwise acquire for any estate or interest any property or assets or any concession, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in any manner as may be thought expedient and to make experiments, and tests and to carry on all kinds of research work.

(25) To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit, and in particular by mortgages or charges upon the undertaking and all or any of the property and assets (present), and the uncalled capital the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures stock or other securities of any description. (26) To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, the payment and repayment of the capital and principal of and dividends, interest or premiums payable on any stock, shares and securities of any company whether having objects similar to those of this Company or not and to give all kinds of indemnities. (27) To draw, make, accept, endorse, discount, negotiate, execute, issue, buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments. (28) Either with or without the Company receiving any consideration or advantage direct or indirect to secure, guarantee or undertake in any manner and upon any terms whatsoever the payment of any sum of money or the performance of any obligation by any person, firm or company including but without prejudice to the generality of the foregoing any holding, subsidiary or associated company. (29) To amalgamate or enter into partnership or any joint purse or profit sharing arrangements with and to co-operate in any way with or assist or subsidise any company, firm or person, and to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any person, body or company trading in any business which this Company is authorised to carry on or possess any property suitable for the purposes of the Company. (30) To acquire upon such terms as the Directors shall think fit, all or any of the stocks, shares and securities of and the whole of or any interest in the undertaking and business of any companies, firms or persons carrying on any business suitable for the purposes of the Company, without prejudice to the generality of this object. (31) To promote or concur in the promotion of any company the promotion of which shall be considered desirable. (32) To procure the Company to be registered or recognised in any country, state or place abroad and to comply with any conditions necessary or expedient in order to enable the Company to carry on business in any country, state or place abroad. (33) To subscribe or guarantee money for any national, charitable benevolent, public, · general or useful object, or for any exhibition, or any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members. (34) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital may be made except with the sanction (if any) for the time being required by law.

(35) To take part in the management, supervIsIon, or control of the business or operations of any Company or undertaking and for that purpose to appoint and remunerate any Directors, Accountants or other experts or agents. (36) To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including Directors and ex-Directors) of the Company or its predecessors in business, to the relations connections or dependants of any such person, and to establish or support associa,tions, institutions, clubs, funds and trusts which may . be considered calculated to benefit any such persons or otherwise advance the interest of the Company or of its members and to establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company's employees to enable them to purchase shares of the Company, and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them. (37) To do all or any of the things and matters aforesaid in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others. (38) To remunerate any company, firm or person for services rendered in the promotion of the Company or the issue or placing of the shares, stock, debentures, debenture stock or other obligations of the Company and to pay all expenses incurred in connection with such promotion or the creation, issue and placing of any shares, stock, debentures, debenture stock or other obligations. (39) To do all or any other acts and things which in the opinion of the Company may be conducive or incidental to the objects of the Company. AND it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anyway limited by reference to any other paragraph or the order in which the same occur or the name of the Company. In particular the objects set forth in the foregoing paragraphs of this clause shall not be deemed to qualify restrict or reduce the powers of the Company under paragraph (1) of.this Clause. 4. The liability of the members is limited. 5. The Share Capital of the Company is US$2,000.00 divided into 2,000 Ordinary shares of US$1 .00 each. The shares in the original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividends, capital, voting or otherwise.

WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective· names. Names, Addresses and Number of Shares Descriptions of taken by each Subscribers Subscriber ··---········----•·-----------------·----------------------------·~--------·---------- -- ---- -- ------------------· ·····-··-··-- ROWAN DRILLING (GIBRALTAR) LIMITED SUITE 1, BURNS HOUSE 19 TOWN RANGE GiBRALTAR CORPORATION DATED the 14 February 2012 /'? Witness to ·ne'above signatures:- J/ .,.....A-:;;?elique Gaetto # 5 Aquitania House f/ Varyl Begg Estate · Gibraltar Company Administrator ONE HUNDRED

THE COMPANIES ACT COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF ROWAN OFFSHORE (GIBRALTAR) LIMITED 1. Subject as hereinafter provided the regulations in Table "A" in the First Schedule to the Companies Act shall apply to the Company. 2. Clauses 3, 34, 66, 69, 72, 73, 74, 75, 76 and 77 of Table "A" shall not apply to the Company. 3. The Company is a Private Company and accordingly:- (a) The right to transfer shares in the Company shall be restricted in the manner hereinafter appearing. (b) The number of members of the Company (not including persons who are in the employment of the Company and persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of that employment to be members of the Company) is limited to fifty; Provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of the paragraph be treated as a single member. (c) No invitation shall be made to the Public to subscribe for any shares. or debentures of the Company. (d) The Company shall not have power to issue Share Warrants to bearer. 4. The Share Capital of the Company is US$2,000.00 divided into 2,000 Ordinary shares of US$1 .00 each. 5. Save as the Company may by Ordinary Resolution otherwise direct, the shares in the Company shall be at the disposal of the Directors and they may allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper, but so that no shares be issued at a discount, except in accordance with the Act.

6. The Register of Members of the Company shall be kept in Gibralt_ ar ·and the Company shall not keep any other Register outside Gibraltar. 7. One member personally present shall form a quorum at a General Meeting and accordingly in Clause 45 of Table "A" the word "three" shall be substituted by the word "one". 8. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors, or General meetings or otherwise in or about the business of the Company. 9. A Director who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest in manner required by Section 200 of the Act. A Director may vote in respect of any such contract or proposed contract and if he does so vote his vote shall be counted and he shall be capable of constituting a quorum at any meeting of the Directors at which any such contract - or proposed contract shall come before the Board for consideration. · 1 O .A Director may hold any other office or place under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. 11.Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his firm to act as Auditor of the Company. 12. The office of a Director shall be vacated in any of the following events, namely:- (a) If he becomes prohibited by law from acting as a Director. (b) (If not being an Executive Director holding office as such for a fixed term) he resigns by writing under his hand left at the office. (c) If he has a receiving order made against him or compounds with his creditors generally. (d) If he becomes of unsound mind. (e) If he be absent from meetings of the Directors for six months without leave and the Directors resolve that his office be vacated.

(f) 13 (a) (b) If he shall hold any office or place of profit ih competition with the Company. The appointment and removal of Directors shall be effected by Ordinary Resolution of the Company in General Meeting. The Company may by Ordinary Resolution in General Meeting appoint a sole Director. The Company may from time to time in General Meeting increase or reduce the number of Directors. Any casual vacancy occurring in the Board of Directors may be filled by the Directors appointing another person to fill the vacancy for such period a~ the vacancy exists. The Directors may also appoint additional Directors, subject to the maximum number permitted from time to time. 14. Clause 82 of Table "A" shall be amended by the addition of the following words at the end of the clause "except when the Company has by Ordinary Resolution in General Meeting appointed a sole Director in which case such Director shall be empowered to act alone". 15.Any Director may at any time appoint any person approved by the Directors to be an Alternate Director of the Company and may at any time remove any Alternate Director so appointed by him. An Alternate Director so appointed shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointer by way of remuneration for his services as a Director as the appointer may by notice in writing to the Company from time to time direct; but save as aforesaid shall not in respect of such appointment be entitled to receive any remuneration from the Company, nor be required to hold any qualifications but shall otherwise be subject to the provisions of these presents with regard to Directors. An Alternate Director shall (subject to his giving to the Company an address in Gibraltar at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors, and to attend and vote as a Director at any such meetings at which the Director appointing him is not personally present, and generally at such meetings to perform all the functions of his appointer as a Director in the absence of such appointer: An Alternate Director shall ipso facto cease to be an Alternate Director if his Appointer ceases for any reason to be a Director, provided that if any Director retires by rotation but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. All appointments and removals of Alternate Directors shall be effected by writing under the hand of the Directors making or revoking such appointment left at the office. 16.AII cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the Directors shall from time to time by resolution determine.

17 .. The Secretary shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract or service between him and the Company. 18. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors. 19. The Directors may retain any dividend or other monies payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists. 20. The Directors may from time to time at their discretion raise or borrow or secure the payme_ nt of any sum or sums of money for the purposes of the Company. 21. The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and. in particular by the issue of bonds, debentures, debenture -stocks, notes or other obligations of the Company charged upon all or any part of the property of the Company (present and future) including its uncalled capital for the time being. 22. The Company may, upon the recommendation of the Directors by Ordinary Resolution resolve that it is desirable to capitalise any sum standing to the credit of profit or loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the members in the proportion in which the sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf, either in or towards paying up the amounts outstanding if any for the time being paid on any shares held by such members respectively or in paying up in full un-issued shares or debentures to the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up amongst such members in the proportion aforesaid or partly in one way and partly in another. 23. The Company may from time to time by Special Resolution increase the Share Capital by such sum to be divided into shares of such amount as the Resolution shall prescribe. 24. Subject to the provisions of the Act, every Director, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losse.s, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. 25. A Memorandum in writing signed by all the Directors of the Company for the time being and pasted ln or attached to the Minute Book and taking the form of one or more documents in writing or by telex, telegram, cable, facsimile or other written electronic communication shall be as effective for all purposes as a Resolution of the Directors passed at a Meeting duly convened, held and constituted. 26.Any one of more members of the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. 27.A Memorandum in writing signed by all the Members of the Company for the time being and pasted in or attached to the Minute Book and taking the form of one or more documents in writing or by telex, telegram, cable, facsimile or other written electronic communication shall be as effective for all purposes as a Resolution of the Company passed in General Meeting duly convened and held. 28. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes · and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him. 29. If the Company shall be wound up the liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members to different classes of members. The Liquidator may with the like sanction, vest the whole or any part or the such asset in trustees upon such trusts for the benefit of contributories as the liquidator with the like sanction shall think fit, but so that no member shall be compelled to accept any shares or other securities whereupon there is any liability. 30. Subject to the provisions of the Act, the Company may purchase its own shares (including any Redeemable Preference Shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

ROWAN DRILLING (GIBRALTAR) LIMITED
SUITE 1, BURNS HOUSE
19 TOWN RANGE
GIBRALTAR

CORPORATION

DATED the 14 February 2012

Rowan Drilling (Gibraltar) Limited

Nicholas Bernard Pitaluga
Trilex Nominees Limited
Director

Witness to the above signatures:-

Angelique Gaetto
5 Aquitania House
Varyl Begg Estate
Gibraltar

Company Administrator